As filed with the Securities and Exchange Commission on August 8, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
Registration Statement
Under
The Securities Act of 1933
GSI COMMERCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	04-2958132

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

935 First Avenue, King of Prussia, PA	19406

(Address of Principal Executive Offices)	(Zip Code)
2005 EQUITY INCENTIVE PLAN
(Full title of the plan)
Arthur H. Miller
Executive Vice President and General Counsel
GSI Commerce, Inc.
935 First Avenue
King of Prussia, PA 19406
(Name and address of agent for service)
(610) 491-7000
(Telephone number, including area code, of agent for service)
Copies to:
Francis E. Dehel, Esq.
Melissa Palat Murawsky, Esq.
Blank Rome LLP
One Logan Square
Philadelphia, PA 19103
Telephone: (215) 569-5500
Facsimile: (215) 569-5555
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum	Amount of
	Amount to be	offering price	aggregate	registration
Title of securities to be registered	registered	per share	offering price	fee
Common Stock, par value $.01 per share	2,250,000 (1)	$15.375 (2)	$34,593,750 (2)	$1,360.00

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers, in addition to the number of shares of the Registrant’s common stock, par value $.01 per share (“Common Stock”), set forth in this table, an indeterminate number of shares of Common Stock which may be issued pursuant to certain anti-dilution provisions contained in the Registrant’s 2005 Equity Incentive Plan. This Registration Statement also covers the Preferred Stock Purchase Rights issuable in accordance with the Rights Agreement, dated as of April 3, 2006, between the Registrant and American Stock Transfer & Trust Company, as Rights Agent, which are presently attached to and trade with the Common Stock.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act and based upon the average of the high and low prices of Common Stock reported on the NASDAQ Global Select Market on August 6, 2008.
       Rule 429 Legend: the prospectus which will be used in connection with the securities covered by this registration statement is combined with the prospectuses relating to the shares of Common Stock registered on the registration statements on Form S-8 (Registration Nos. 333-132523, 333-132526 and 333-145923) filed with the SEC on March 17, 2006, March 17, 2006 and September 7, 2007, respectively.

EXPLANATORY NOTE
     The purpose of this registration statement is to register an additional 2,250,000 shares of Common Stock for issuance pursuant to the Registrant’s 2005 Equity Incentive Plan as a result of an amendment to such Plan. Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 333-132523 filed with the SEC on March 17, 2006, Registration Statement No. 333-132526 filed with the SEC on March 17, 2006 and Registration Statement No. 333-145923 filed with the SEC on September 7, 2007 are incorporated herein by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit No.	Description

4.1	Specimen Common Stock Certificate (filed with GSI Commerce, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 29, 2002 and incorporated herein by reference).

4.2	Amended and Restated Certificate of Incorporation of Global Sports, Inc. (filed as Appendix B to GSI Commerce, Inc.’s Definitive Proxy Statement on Schedule 14A filed on April 27, 2001 and incorporated herein by reference).

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Global Sports, Inc. (filed with GSI Commerce, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 29, 2002 and incorporated herein by reference).

4.4	Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock of GSI Commerce, Inc. (filed with GSI Commerce, Inc.’s Current Report on Form 8-K filed on April 3, 2006 and incorporated herein by reference).

4.5	Rights Agreement, dated as of April 3, 2006, between GSI Commerce, Inc. and American Stock Transfer & Trust Company, as Rights Agent, including all exhibits thereto (filed with GSI Commerce, Inc.’s Current Report on Form 8-K filed on April 3, 2006 and incorporated herein by reference).

4.6	Amended and Restated Bylaws of GSI Commerce, Inc. (filed with GSI Commerce, Inc.’s Current Report filed on Form 8-K on November 13, 2007 and incorporated herein by reference).

5.1	Opinion of Blank Rome LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Blank Rome LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the Signature Page).
II-1

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Pennsylvania, on the date indicated.

GSI COMMERCE, INC.
Date: August 8, 2008	/s/ Michael G. Rubin
Michael G. Rubin,
Chairman, President and Chief Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael G. Rubin and Michael R. Conn, and each or any one of them, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date(s) indicated.

Signature	Capacity	Date

/s/ Michael G. Rubin Michael G. Rubin	Chairman, President and Chief Executive Officer (principal executive officer)	August 8, 2008

/s/ Michael R. Conn Michael R. Conn	Executive Vice President, Finance and Chief Financial Officer (principal financial officer and principal accounting officer)	August 8, 2008

/s/ M. Jeffrey Branman M. Jeffrey Branman	Director	August 8, 2008

/s/ Michael J. Donahue Michael J. Donahue	Director	August 8, 2008

/s/ Ronald D. Fisher Ronald D. Fisher	Director	August 8, 2008

Signature	Capacity	Date

/s/ John A. Hunter John A. Hunter	Director	August 8, 2008

/s/ Mark S. Menell Mark S. Menell	Director	August 8, 2008

/s/ Jeffrey F. Rayport Jeffrey F. Rayport	Director	August 8, 2008

/s/ Lawrence S. Smith Lawrence S. Smith	Director	August 8, 2008

/s/ Andrea M. Weiss Andrea M. Weiss	Director	August 8, 2008

EXHIBIT INDEX

Exhibit No.	Description

4.1	Specimen Common Stock Certificate (filed with GSI Commerce, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 29, 2002 and incorporated herein by reference).

4.2	Amended and Restated Certificate of Incorporation of Global Sports, Inc. (filed as Appendix B to GSI Commerce, Inc.’s Definitive Proxy Statement on Schedule 14A filed on April 27, 2001 and incorporated herein by reference).

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Global Sports, Inc. (filed with GSI Commerce, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 29, 2002 and incorporated herein by reference).

4.4	Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock of GSI Commerce, Inc. (filed with GSI Commerce, Inc.’s Current Report on Form 8-K filed on April 3, 2006 and incorporated herein by reference).

4.5	Rights Agreement, dated as of April 3, 2006, between GSI Commerce, Inc. and American Stock Transfer & Trust Company, as Rights Agent, including all exhibits thereto (filed with GSI Commerce, Inc.’s Current Report on Form 8-K filed on April 3, 2006 and incorporated herein by reference).

4.6	Amended and Restated Bylaws of GSI Commerce, Inc. (filed with GSI Commerce, Inc.’s Current Report filed on Form 8-K on November 13, 2007 and incorporated herein by reference).

5.1	Opinion of Blank Rome LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Blank Rome LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the Signature Page).